Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274729

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 28, 2023)

$5,500,000

Common Stock

On May 10, 2024, we entered into a At Market Issuance Sales Agreement (the “Sales Agreement”) with EF Hutton LLC and R.F. Lafferty & Co., Inc. (each individually, a “Sales Agent” and together, the “Sales Agents”), relating to shares of our common stock, par value $0.08 per share (our “Common Stock”), having an aggregate offering price of up to $5,500,000. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock pursuant to this prospectus having an aggregate offering price of up to $5,500,000 from time to time through or to the Sales Agents, acting as sales agents or principals.

Our Common Stock is traded on the Nasdaq Capital Market, or the NASDAQ, under the symbol “BMRA.” On May 9, 2024, the closing sale price of our Common Stock on NASDAQ was $0.6138 per share.

Sales of our Common Stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, each Sales Agent may also sell shares of our Common Stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. No Sales Agent is required to sell any specific number or dollar amount of securities, and each Sales Agent will act as a Sales Agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between such Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to each Sales Agent for sales of our Common Stock sold pursuant to the Sales Agreement will initially be equal to 2.0% of the gross proceeds of any shares of our Common Stock sold under the Sales Agreement. In connection with the sale of our Common Stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such sales will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

As of May 9, 2024, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $17,308,196, which was calculated based on 15,592,969 shares of outstanding Common Stock held by non-affiliates as of April 12, 2024, at a price per share of $1.11, the last reported sale price of our Common Stock on Nasdaq on March 19, 2024. In no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of shares of our Common Stock held by non-affiliates in any 12-month period so long as the aggregate market value of shares of our Common Stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any shares of our Common Stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

EF Hutton LLC	R. F. Lafferty & Co., Inc.

The date of this prospectus supplement is May 10, 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our Common Stock.

This prospectus relates only to an offering of up to $5,500,000 of shares of our Common Stock through the Sales Agents. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into among us and EF Hutton LLC and R.F. Lafferty & Co., Inc. on May 10, 2024, a copy of which was filed as Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC on May 10, 2024, and is incorporated by reference into this prospectus supplement and the accompanying prospectus.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the sales agent has authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of our Common Stock to which it relates, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market opportunity, market position and competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus supplement and the accompanying prospectus, and any documents incorporated by reference herein or therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and in our most recent Annual Report on Form 10-K, each of which is incorporated by reference into the prospectus. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since September 28, 2023, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Biomerica,” “we,” “us” and “our” refer to Biomerica, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Company Overview

We are a biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products used at the point-of-care (physicians’ offices and over-the-counter through drugstores and online) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. Our diagnostic test kits are used to analyze blood, urine, nasal or fecal material from patients in the diagnosis of various diseases, food intolerances and other medical complications, or to measure the level of specific hormones, antibodies, antigens or other substances, which may exist in the human body in extremely small concentrations. Our products are designed to enhance the health and well-being of people, while reducing total healthcare costs.

Our primary focus is the research, development, commercialization and eventual regulatory approval, of patented, diagnostic-guided therapy (“DGT”) products based on our inFoods® Technology platform that treat gastrointestinal diseases, such as irritable bowel syndrome (“IBS”), and other inflammatory diseases. These inFoods based products are directed at chronic inflammatory illnesses that are widespread and common, and as such address very large markets. The first product we are launching using this patented inFoods Technology is our inFoods IBS product which uses a simple blood sample to identify patient-specific foods that, when removed from their diet, may alleviate IBS symptoms such as pain, bloating, diarrhea, cramping and constipation. Instead of broad and difficult to manage dietary restrictions, the inFoods IBS product works by identifying a patient’s above normal immunoreactivity to a panel of specific foods that have been shown to often be problematic to IBS sufferers. A food identified as positive (causing an abnormally high immune response in the patient) is simply removed from the diet to help alleviate IBS symptoms.

We have successfully launched our product across numerous gastroenterology (“GI”) physician groups in various states and regions. This includes collaboration with one of the largest GI groups in the US, now offering inFoods to their patients. The feedback from the GI specialty has been positive, and we are actively expanding our network by onboarding additional physician practices. These GI practices are beginning to prescribe inFoods IBS to their patients. At the same time, we recognize the potential to extend our product’s application to other physician segments. We are convinced that forming partnerships in these other segments is the most effective strategy for market penetration. Currently, we are engaging in discussions with several potential partners. This strategy enables our newly formed sales team to focus on building strong relationships within the GI segment, capitalizing on the distinct advantages of the inFoods IBS product. Consequently, we anticipate sustained revenue growth from the inFoods IBS product rollout in the upcoming quarters.

In addition to our focus on the inFoods products, during the quarter ended February 29, 2024, we received FDA clearance for a new diagnostic test called hp+detect™, which is used for the detection of the H. pylori bacteria in a patient’s GI tract. The H. pylori bacteria is estimated to infect 35% of the U.S. population and 45% of the population in Europe’s five largest countries. H. pylori infection is the strongest known risk factor for gastric cancer and gastric cancer is the third most common cause of cancer-related death worldwide. Physicians and medical centers will now be able use hp+detect™ to diagnose H. pylori infection and monitor the safety and efficacy of treatment. This diagnostic test is sold directly to labs where patient samples are tested. During the quarter ended February 29, 2024, we hired a small sales team to market this product and began making this test available to clinical laboratories.

S-2

Our other existing medical diagnostic products are sold worldwide primarily in two markets: 1) clinical laboratories and 2) point-of-care (physicians’ offices and over-the-counter at Walmart, CVS Pharmacy and Amazon). The diagnostic test kits are used to analyze blood, urine, nasal or fecal specimens from patients in the diagnosis of various diseases, food intolerances and other medical complications, by measuring or detecting the existence and/or level of specific bacteria, hormones, antibodies, antigens, or other substances, which may exist in a patient’s body, stools, or blood, often in extremely small concentrations.

In March 2020, we began developing COVID-19 diagnostic tests to indicate if a person has been infected by COVID-19 or is currently infected. We began selling these COVID-19 diagnostic tests during fiscal 2021, and we experienced significant revenues from such sales during fiscal 2021 and 2022 with lesser sales in fiscal 2023. Due to falling demand, there were no sales of our COVID-19 related products in the twelve months ended February 29, 2024. As such, our COVID-19 product sales caused significant swings in our revenues over the past over the last four years.

Our products that accounted for all of our revenues during the nine months ended February 29, 2024, are primarily focused on gastrointestinal diseases, colorectal diseases, food intolerances, and certain esoteric tests. These diagnostic test products utilize immunoassay technology. Most of our products are CE marked and/or sold for diagnostic use where they are registered by each country’s regulatory agency. In addition, some products are approved for sale in the United States by the FDA.

Intellectual Property Rights

The United States Patent and Trademark Office has issued the Company two patents with broad claims that protect this InFoods® IBS product. Patents have also been issued in the countries of Australia, Japan, Korea, Mexico, and Singapore. Additional patent application pertaining to the InFoods® IBS product have been filed in the United States and in other countries. We are also developing and have filed patents for products that target other diseases utilizing the InFoods® technology platform which include: functional dyspepsia, Crohn’s disease, ulcerative colitis, gastroesophageal reflux disease, migraine headaches, depression and osteoarthritis. Our first patent to be allowed for a disease/illness other than IBS was allowed in Japan in August 2021. This patent covers the use of our InFoods® technology to diagnose and treat persons suffering from depression.

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We have two wholly owned subsidiaries, Biomerica de Mexico, which is used for assembly and manufacturing, and BioEurope GmbH, which acts as a distributor of our products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-3

THE OFFERING

The following summary contains basic information about our Common Stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our Common Stock, you should read the section entitled “Description of Capital Stock.”

Shares of Common Stock offered	Shares of our Common Stock having an aggregate offering price of up to $5,500,000 pursuant to the Sales Agreement.

Manner of offering	“At the market offering” that may be made from time to time through our sales agents, EF Hutton LLC and R. F. Lafferty & Co., Inc. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

Shares of Common Stock to be outstanding after this offering(1)	Up to 25,782,219 shares, assuming sales of 8,960,573 shares of our Common Stock in this offering at an assumed offering price of $0.6138 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 9, 2024. The actual number of shares of our Common Stock issued will vary depending on the sales price under this offering.

Risk factors	Your investment in our Common Stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market symbol	BMRA

Use of proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, sales and marketing activities, clinical studies and product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. We have no current commitments or agreements with respect to any acquisitions as of the date hereof. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” beginning on page S-7 of this prospectus supplement.

(1) The shares of our Common Stock to be outstanding after this offering is based on 16,821,646 shares of our Common Stock outstanding as of February 29, 2024, and excludes the following:

●	3,506,616 shares of our Common Stock issuable upon the exercise of options outstanding as of February 29, 2024, having a weighted average exercise price of $2.54 per share;

●	250 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2014 Stock Incentive Plan;

●	6,667 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2017 Stock Incentive Plan;

●	10,384 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2020 Stock Incentive Plan; and

●	45,500 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2023 Stock Incentive Plan.

S-4

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described below and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in other documents incorporated by reference in this prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus. These updated Risk Factors will be incorporated by reference in this prospectus.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

You may experience immediate and substantial dilution.

Because the prices per share at which shares of our Common Stock are sold in this offering may be substantially higher than the net tangible book value per share of our Common Stock, you may suffer immediate and substantial dilution in the net tangible book value of our Common Stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. If we sell shares in this offering at a price that is higher than the net tangible book value per share of our Common Stock, investors in this offering will experience dilution. The exercise of outstanding stock options and warrants, and the vesting of outstanding restricted stock units, may result in further dilution of your investment. See the section of this prospectus entitled “Dilution” on page S-8 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Future sales of substantial amounts of our Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

We may issue up to $5,500,000 of our Common Stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our Common Stock. See “Plan of Distribution” on page S-10 of this prospectus for more information about the possible adverse effects of our sales under the sales agreement.

S-5

It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with the Sales Agents in any applicable placement notice, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Our Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have not paid cash dividends in the past and we do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of our Common Stock.

We have not paid cash dividends on our Common Stock and we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our ability to pay dividends may be limited by covenants in future outstanding indebtedness that we or our subsidiaries may incur. Since we do not intend to pay dividends, a stockholder’s ability to receive a return on such stockholder’s investment will depend on any future appreciation in the market value of our Common Stock. There is no guarantee that our Common Stock will appreciate or even maintain the price at which our stockholders have purchased it.

If we are unable to regain and maintain compliance with Nasdaq’s listing criteria, including their minimum bid price rule and minimum market value requirement, Nasdaq may delist the Company’s stock.

Our Common Stock is currently listed on Nasdaq. On May 7, 2024, the Company received written notice (the “Notice”) from Nasdaq notifying it that the average closing bid price of the Company’s shares of common stock was below the minimum closing bid price of $1.00 per share for the previous 32 consecutive business days and that the Company is no longer in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Rule”). The Notice has no immediate effect on the listing or trading of our Common Stock on The Nasdaq Capital Market.

In the future, if we are unable to meet the continued listing requirements of Nasdaq, which require, among other things, that the minimum bid price of our Common Stock must be $1.00 or more for ten consecutive business days in the 180-day cure period from the date of a deficiency notice, our Common Stock may be delisted. A delisting of our Common Stock could negatively impact the Company by, among other things, reducing the liquidity and market price of our Common Stock; reduce the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; decrease the amount of news and analyst coverage of the Company; and limit our ability to issue additional securities or obtain additional financing in future. In addition, delisting from Nasdaq might negatively impact our reputation and, as a consequence, our business, operating results, cash flows, financial condition or securities.

S-6

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the success, safety and efficacy of our products, product approvals, product sales, revenues, development timelines, product acquisitions, liquidity and capital resources and trends, and other statements containing forward-looking words, such as, “believes,” “may,” “could,” “would,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “plans,” “seeks,” or “continues” or the negative thereof or variation thereon or similar terminology (although not all forward-looking statements contain these words). Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Readers should not put undue reliance on these forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified; therefore, our actual results may differ materially from those described in any forward-looking statements. The risks and uncertainties include those noted in our SEC filings or any applicable prospectus supplement.

We urge you to consider these factors carefully in evaluating the forward-looking statements contained in this prospectus and any prospectus supplement. All subsequent written or oral forward-looking statements attributable to our company or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent that we are required to do so by law.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with EF Hutton LLC and R. F. Lafferty & Co., Inc.

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, sales and marketing activities, clinical studies and product development, making acquisitions of assets, businesses, companies or securities, capital expenditures, and for working capital needs. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

S-7

DILUTION

If you invest in our Common Stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. Our net tangible book value of our Common Stock on February 29, 2024 was approximately $7,592,000, or approximately $0.45 per share of our Common Stock based on 16,821,646 shares outstanding. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our Common Stock.

After giving effect to the sale of 8,960,573 shares of our Common Stock pursuant to this prospectus supplement at an assumed public offering price of $0.6138 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 9, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of February 29, 2024 would have been $12,922,000, or $0.50 per share of our Common Stock. This represents an immediate increase in the net tangible book value of $0.05 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.11 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.6138
Net tangible book value per share as of February 29, 2024	$0.45
Increase in net tangible book value per share after this offering	$0.05
As-adjusted net tangible book value per share after this offering		$0.50
Dilution per share to new investors in this offering		$0.11

The table above assumes for illustrative purposes that an aggregate of 8,960,573 additional shares of our Common Stock are sold pursuant to the Sales Agreement with the Sales Agents at a price of $0.6138 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 9, 2024, for aggregate net proceeds of approximately $5,330,000, after deducting commissions at an assumed rate of 2.0% and estimated aggregate offering expenses payable by us. The shares pursuant to the Sales Agreement with the Sales Agents are being sold from time to time at various prices. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus.

An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.6138 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $5,500,000 pursuant to the Sales Agreement with the Sales Agents is sold at that price, would increase our as adjusted net tangible book value per share after the offering to 0.53 per share and would increase the dilution in net tangible book value per share to new investors in this offering to 0.08 per share, after deducting commissions at an assumed rate of 2.0% and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.6138 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $5,500,000 pursuant to the Sales Agreement with the Sales Agents is sold at that price, would decrease our as adjusted net tangible book value per share after the offering to $0.47 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.04 per share, after deducting commissions at an assumed rate of 2.0% and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 16,821,646 shares of our Common Stock outstanding as of February 29, 2024, and excludes the following:

●	3,506,616 shares of our Common Stock issuable upon the exercise of options outstanding as of February 29, 2024, having a weighted average exercise price of $2.54 per share;

●	250 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2014 Stock Incentive Plan;

●	6,667 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2017 Stock Incentive Plan;

●	10,384 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2020 Stock Incentive Plan; and

●	45,500 shares of our Common Stock reserved for future issuance as of February 29, 2024 under our 2023 Stock Incentive Plan.

S-8

DIVIDEND POLICY

We do not currently anticipate declaring or paying cash dividends on our capital stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, future prospects, contractual restrictions and covenants and other factors that our board of directors may deem relevant.

S-9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agents. Under the terms of the Sales Agreement, we may offer and sell up to $5,500,000 of shares of our Common Stock under this prospectus supplement from time to time through the Sales Agents. A copy of the Sales Agreement was filed as Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC on May 10, 2024, and is incorporated by reference into this prospectus supplement and the accompanying prospectus.

The sales of our Common Stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our Common Stock or to or through a market maker.

Each time that we wish to issue and sell shares of our Common Stock under the Sales Agreement, we will provide a Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of our Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the applicable Sales Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or each Sales Agent may suspend the offering of our Common Stock pursuant to a placement notice upon notice and subject to other conditions.

We will pay the Sales agent commissions for its services in acting as agent in the sale of our Common Stock at a commission rate equal to 2.0% of the gross sale price per share sold. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agents under the Sales Agreement, will be approximately $25,000. We have also agreed to reimburse the Sales Agents for their reasonable out-of-pocket expenses, including attorney’s fees, in connection with the offering pursuant to this prospectus supplement in an amount not to exceed an aggregate of $35,000.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of our Common Stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

Settlement for sales of our Common Stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and each Sales Agent may agree upon. In connection with the sale of our Common Stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

Upon execution of the Sales Agreement, the Sales Agents will have an irrevocable right of first refusal (the “Right of First Refusal”), for a period that is the lesser of: (i) nine (9) months from the date of the executed Sales Agreement; or (ii) if the Sales Agreement is terminated for any reason during the initial nine (9) months of its term, the date which is ninety (90) days following the termination of the Sales Agreement (all together, the “ROFR Term”) During the ROFR Term, the Sales Agents will have a Right of First Refusal to act as the sole investment bankers, sole book-runners, and/or sole placement agents, at the Sales Agents’ sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Sales Agents for such Subject Transactions.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our Common Stock subject to the Sales Agreement; and (2) the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving ten days’ prior notice to the Sales Agents. Each Sales Agent may terminate the Sales Agreement with respect to itself under the circumstances specified in the Sales Agreement and in their sole discretion at any time by giving ten days’ prior notice to us.

The Sales Agents and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus in electronic format may be made available on a website maintained by any of the Sales Agents, and the Sales Agents may distribute this prospectus electronically.

The Sales Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agents, the Sales Agents will not engage in any transactions that stabilize our Common Stock.

S-10

LEGAL MATTERS

Certain legal matters will be passed upon for us by Stradling Yocca Carlson & Rauth LLP., Newport Beach, California. Sheppard, Mullin, Richter & Hampton LLP, New York, New York is counsel for the Sales Agents in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023, have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus form a part of the registration statement, but do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

S-11

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, as filed with the SEC on August 25, 2023;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2023, as filed with the SEC on October 12, 2023, our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2023, as filed with the SEC on January 16, 2024, and our Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2024, as filed with the SEC on April 12, 2024;

●	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 27, 2023;

●	Our Current Reports on Form 8-K, as filed with the SEC on July 26, 2023, August 28, 2023, September 19, 2023, December 11, 2023, and May 10, 2024; and

●	The description of our Common Stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 23, 2016 and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Biomerica, Inc.

17571 Von Karman Ave.

Irvine, California 92614

Telephone: (949) 645-2111

Attention: Investor Relations

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

S-12

$20,000,000

BIOMERICA, INC.

Common Stock

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $20,000,000.

This prospectus provides a general description of the shares of common stock that we may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. Any prospectus supplement that we provide to you may add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in our common stock.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BMRA.” On September 22, 2023, the last reported sale price of our common stock was $1.05 per share.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

As of September 22, 2023, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $16,315,670, which was calculated based on 15,538,733 shares of outstanding common stock held by non-affiliates as of September 22, 2023, at a price per share of $1.05, the last reported sale price of our common stock on Nasdaq on September 22, 2023. In no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of shares of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of shares of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have sold an aggregate of approximately $8,203,128 of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS, CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 27, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total aggregate offering price of $20,000,000. This prospectus provides you with a general description of our common stock that we may offer.

All references to “Company,” “Biomerica,” “we,” “our,” or “us” refer solely to Biomerica, Inc.

Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may add, update, or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement. You should read this prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

Neither we, nor any agent, underwriter, dealer, salesperson, or other person has authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectus in connection with the offer made by this prospectus, any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

This prospectus, any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is correct on any date after their respective dates or that any information we have incorporated by reference is correct on any date after the date of the document incorporated by reference, even though this prospectus, any accompanying prospectus supplement or any related free writing prospectus may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus before you invest in our securities.

You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” before you invest in our securities.

1

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof.

We have based our forward-looking statements on our expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in the section entitled “Risk Factors” in this prospectus and in any accompanying prospectus supplement, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements.

You should read this prospectus in its entirety, together with any accompanying prospectus supplement, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement, with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

2

ABOUT THE COMPANY

The following is a summary of what we believe to be the most important aspects of our business. Please read the additional information in the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Our Company

We are a global biomedical technology company that develops, patents, manufactures and markets advanced diagnostic and therapeutic products used at the point-of-care (in home and in physicians’ offices) and in hospital/clinical laboratories for detection and/or treatment of medical conditions and diseases. Our products are designed to enhance the health and well-being of people, while reducing total healthcare costs.

Our primary focus is the research, development, commercialization and in certain cases regulatory approval, of patented, diagnostic-guided therapy (“DGT”) products to treat gastrointestinal diseases, such as irritable bowel syndrome (“IBS”), and other inflammatory diseases. These products are directed at chronic inflammatory illnesses that are widespread and common, and as such address very large markets. Our inFoods® IBS product uses a simple blood sample and is designed to identify patient-specific foods that, when removed from the diet, may alleviate IBS symptoms such as pain, bloating, diarrhea, and constipation. Instead of broad and difficult to manage dietary restrictions, the inFoods® IBS product works by identifying specific foods that may have an abnormally high immune response in the patient. A food identified as positive, which is causing the abnormal immune response in the patient, can be simply removed from the diet to help alleviate IBS symptoms.

During fiscal 2022, we completed an endpoint determination clinical trial on our inFoods® IBS product. This trial was conducted at Mayo Clinics in Florida and Arizona, Beth Israel Deaconess Medical Center Inc., a Harvard Medical School Teaching Hospital, University of Texas Health Science Center at Houston, Houston Methodist, the University of Michigan, and other institutions. This trial monitored IBS patients over an 8-week treatment period to determine the efficacy of our inFoods® IBS product to improve the patients’ IBS symptoms or endpoints. The top-line trial results were reported in February 2022. Multiple endpoints demonstrated statistically significant improvements, indicating that the elimination of specific foods may meaningfully reduce the symptoms of IBS in each patient subtype (including patients with IBS-Constipation, IBS-Diarrhea & IBS-Mixed). The greatest clinical improvements, including but not limited to abdominal pain and bloating, were seen in patients diagnosed with IBS-Mixed and IBS-Constipation, in the top line data. The purpose of the endpoint study was to validate the efficacy of the product, and to determine the primary symptom endpoint, or endpoints to be used in a final pivotal trial that will be conducted to attain the validation data needed to apply for U.S. Food and Drug Administration (“FDA”) clearance for the product. We are continuing to review and refine the complete dataset and have selected the final endpoint that we would intend to use in a final pivotal trial. We are starting to develop the protocol for submission to the FDA, and once approved, the trial will be run thereafter. The trial is expected to include the large medical institution participants that conducted the endpoint clinical trial, in addition to other new institutions and a Clinical Research Organization.

Following the successful completion and positive results from the Company’s inFoods® IBS clinical trial, we saw significant interest from Gastroenterology (“GI”) physicians who would like to provide the inFoods® IBS product to their patients. Therefore, while we continue the work of advancing this product toward FDA clearance, during our fourth quarter of fiscal 2023, we launched the inFoods® IBS product through a CAP-Certified high-complexity Clinical Laboratory Improvement Amendments (“CLIA”) laboratory facility and began offering the product as a laboratory developed test (“LDT”) to GI physicians. The first physician group to offer inFoods® IBS to their IBS patients is Gastro Health at their flagship location in Miami, Florida. Gastro Health is a leading GI physician group with over 390 physicians operating in over 150 offices in seven states.

inFoods® IBS product is currently offered on a “cash-pay” basis (without insurance reimbursement) to IBS patients. However, we have begun the process of speaking to reimbursement consultants who can help us seek and attain reimbursement through government pay (i.e., Medicare and Medicaid), and from private insurers.

We are also beginning the work of validating one new disease (such as ulcerative colitis or migraines), where there is evidence that certain foods can trigger or contribute to the symptoms found in patients suffering from those illnesses. Each inFoods® test is developed specifically for patients suffering from the disease being targeted. For instance, the panel of foods that would be tested for patients with migraines will be different from the known problematic foods that we test for in IBS. We have already performed much of the initial research and development work necessary to determine what foods are commonly problematic for each of eight different diseases. We have found that some diseases show approximately 20 foods that are commonly problematic for patients, while other diseases show over 70 foods for which patients commonly show an abnormal immune response. Once the panel of problematic foods is identified for a specific disease, the panel must then be tested to confirm which of the problematic foods are causing an abnormal and harmful immune response. We expect any new disease we target will follow a similar development pathway as inFoods® IBS in simultaneously seeking FDA clearance of the product while also launching the product as an LDT.

3

We are also continuing to evaluate partnership/licensing opportunities, as they arise, with U.S. and multinational companies that could help us commercialize, or accelerate revenue growth of, the inFoods® products in the United States and overseas.

Our existing medical diagnostic products are sold worldwide primarily in two markets: 1) clinical laboratories and 2) point-of-care (physicians’ offices and over-the-counter drugstores like Walmart and Walgreens). The diagnostic test kits are used to analyze blood, urine, nasal or fecal specimens from patients in the diagnosis of various diseases, food intolerances and other medical complications, by measuring or detecting the existence and/or level of specific bacteria, hormones, antibodies, antigens, or other substances, which may exist in a patient’s body, stools, or blood, often in extremely small concentrations.

During fiscal 2022, we finalized development of our H. Pylori diagnostic test that indicates if a patient is infected with the H. Pylori bacteria. H. Pylori infection is extremely common, and if left untreated, can lead to ulcers and possibly stomach cancers. During our fourth quarter of fiscal 2022, we applied for FDA clearance of this product though a 510(k) premarket submission. We have been in communication with the FDA answering certain follow-up questions and providing additional data as requested. We are working with the FDA to perform one additional set of in-lab tests that the FDA has requested prior to making their final determination on clearance of the product. Provided we receive FDA clearance, we will begin marketing the product in the U.S. market. We have already begun discussions with international distributors for this product and expect to see revenues through these international channels during 2024.

Due to the global 2019 SARS-CoV-2 novel coronavirus (“COVID-19”) pandemic, in March 2020, we began developing, marketing, and selling COVID-19 diagnostic tests. In fiscal 2022, we generated revenues from the international sale of our COVID-19 antigen tests. Due to falling demand for such tests, the Company generated 4% of our sales during fiscal year 2023, as compared to 75% of our revenue during fiscal year 2022. Due to the dramatic increase in fiscal 2022 revenues, and subsequent decrease in fiscal 2023 revenues from this COVID-related product, we saw significant volatility in our revenues and our earnings during those two fiscal years. By the end of fiscal year 2023, and during our fourth quarter, none of our revenues came from the sale of COVID-related tests.

Our non-COVID-19 products that accounted for approximately 96% and 25% of our revenues during the fiscal years ended May 31, 2023, and 2022, respectively, are primarily focused on gastrointestinal diseases, food intolerances, and certain esoteric tests. These diagnostic test products utilize immunoassay technology. Most of our products are CE marked and/or sold for diagnostic use where they are registered by each country’s regulatory agency. In addition, some products are cleared for sale in the United States by the FDA.

Technological advances in medical diagnostics have made it possible to perform diagnostic tests within the home and the physician’s office (the point-of-care), rather than in the clinical laboratory. One of our objectives also has been to develop and market rapid diagnostic tests that are accurate, utilize easily obtained patient specimens, and are simple to perform without instrumentation. Our over-the-counter (home use) and professional use (doctor’s office, clinics, etc.) rapid diagnostic test products help to manage existing medical conditions and may save lives through early detection and diagnosis of specific diseases. Typically, tests of this kind require the services of medical technologists and sophisticated instrumentation. Further, results are often not available until at least the following day. We believe rapid point-of-care tests can be as accurate as laboratory tests when developed and used properly, may require limited to no instrumentation, can give reliable results in minutes, and can be performed with confidence in the home or the physician’s office.

We expend considerable funds in research and development of certain new products that diagnose and, in certain cases, are designed to be used as a therapy for several major medical diseases. These products are both internally developed and licensed from others. We employ experienced and highly trained technical personnel (including Ph.D.’s and other scientists) to develop new products and evaluate and implement technology technical transfer activities. Our technical staff, many of whom have been previously employed at large diagnostic manufacturing companies, have extensive industry experience. We also rely on our Scientific Advisory Board of leading medical doctors and clinicians to assist in guiding our clinical studies and product development.

Biomerica maintains its headquarters in Irvine, California, where it houses administration, finance, regulatory compliance, product development, sales and marketing, customer services and its primary manufacturing operations. Biomerica maintains manufacturing and assembly operations in Mexicali, Mexico, in order to reduce the cost of manufacturing and compete more effectively worldwide. Biomerica also has a legal entity in Europe, BioEurope GmbH, for the purpose of selling certain products internationally.

4

Corporate Information

We were originally incorporated in Delaware in September 1971 as Nuclear Medical Systems, Inc. We also have two wholly owned subsidiaries, Biomerica de Mexico, and BioEurope GmbH, the latter of which acts as a distributor of Biomerica products in certain markets. Our principal executive offices are located at 17571 Von Karman Avenue, Irvine, California 92614, and our telephone number is (949) 645-2111. Our corporate website address is www.biomerica.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in (i) the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly, annual and other reports, each as filed with the SEC, which are incorporated by reference in this prospectus in their entirety and (ii) any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including in any applicable prospectus supplement or related free writing prospectus. For more information, see the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In addition, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered by us hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any common stock sold pursuant to the prospectus supplement or free writing prospectus. Our management will have broad discretion in the allocation of the net proceeds from this offering.

Pending the application of the net proceeds, we may invest the net proceeds in short-term, investment grade, interest-bearing securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

5

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of the capital stock of Biomerica, Inc. as set forth in our First Amended and Restated Certificate of Incorporation (our “Charter”), Amended and Restated Bylaws (our “Bylaws”), and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The summary does not purport to be complete and is qualified in its entirety by reference to our Charter and Bylaws, copies of which have been filed as exhibits to our public filings with the Securities and Exchange Commission, and applicable provisions of the DGCL.

Common Stock

General. We may issue shares of our common stock from time to time. We are authorized to issue 25,000,000 shares of our common stock, par value $0.08 per share.

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors

Dividends. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of common stock are entitled to receive dividends on a pro rata basis out of funds legally available at the times and in the amounts that our board of directors may determine.

Rights to Receive Liquidation Distributions. In the event of a liquidation, dissolution or winding up of our Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

No Preemptive or Similar Rights. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Pursuant to the terms of our Charter, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.08 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

6

Delaware Law and Certain Charter and Bylaw Provisions

The provisions of DGCL, as well as certain terms of our Charter and Bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, some of which are summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors.

Delaware Law. We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date such stockholder became an “interested stockholder”. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did, prior to the determination of interested stockholder status, own, 15% or more of the corporation’s outstanding voting stock.

Charter and Bylaw Provisions. Each of our Charter and Bylaws include a number of other provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management, including the following:

●	Issuance of Undesignated Preferred Stock. Our board of directors has the authority to issue up to 5,000,000 shares of our preferred stock with rights and preferences designated from time to time by our board of directors.

●	No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Charter provides otherwise. Our Charter does not provide for cumulative voting.

●	Size of Board and Vacancies. Our Charter and Bylaws provide that the number of directors on our board of directors shall consist of not less than three nor more than nine members as fixed from time to time by resolution of our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of the remaining members of our board of directors then in office.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “BMRA.” On September 22, 2023, the last reported sale price for our common stock on the Nasdaq Capital Market was $1.05 per share.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Issuer Direct. The transfer agent and registrar’s address is 1981 East 4800 So, Suite 100, Salt Lake City, Utah 84117.

7

PLAN OF DISTRIBUTION

We may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may sell shares of our common stock from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

We may also sell shares of our common stock covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other stock exchange or quotation or trading service on which our common stock may be listed, quoted or traded at the time of sale; and/or
●	to or through a market maker other than on the Nasdaq Capital Market or such other stock exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

●	whether we will be selling shares of our common stock thereunder;
●	the name or names of any underwriters, dealers or agents, if any;
●	the purchase price of the common stock and the proceeds we will receive from the sale;
●	any over-allotment options under which underwriters may purchase additional common stock from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions unless otherwise specified in the prospectus supplement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to any offering pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

8

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in the offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares of our common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the Nasdaq Capital Market, or any other stock exchange or which our common stock may be listed at the time of sale, may engage in passive market making transactions in our common stock on the Nasdaq Capital Market or such other stock exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the common stock offered by this prospectus. If such transactions are commenced, they may be discontinued without notice at any time.

9

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the shares of common stock offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

Haskell & White LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Biomerica, Inc. and Subsidiaries included in the financial statements of Biomerica, Inc. and Subsidiaries for the years ended May 31, 2023 and 2022, included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, as set forth in their report on our consolidated financial statements, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Biomerica, Inc. and Subsidiaries are incorporated by reference in reliance on Haskell & White LLP’s report, given on the authority of such firm as experts in accounting and auditing.

10

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The following documents previously filed by us with the SEC are incorporated in this prospectus by reference:

●	Our Annual Report on Form 10-K for the fiscal year ended May 31, 2023, as filed with the SEC on August 25, 2023;

●	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 27, 2023 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended May 31, 2023);

●	Our Current Report on Form 8-K as filed with the SEC on August 28, 2023; and

●	The description of our common stock contained in our Form 10-K, filed with the SEC on August 25, 2023, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the initial registration statement is initially filed and prior to the termination of this offering, provided that nothing in this prospectus shall be deemed to incorporate portions of documents or information “furnished” and not “filed” with the SEC.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered, or securities are sold on a later date.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference at no cost. Requests should be made to:

Zackary Irani

Chairman & Chief Executive Officer

Biomerica, Inc.

17571 Von Karman Avenue Irvine, California 92614

(949) 645-2111

11

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at no cost from the SEC’s website at http://www.sec.gov.

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus, and any accompanying prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

12

Up to $5,500,000

BIOMERICA, INC.

Common Stock

PROSPECTUS SUPPLEMENT

May 10, 2024

EF Hutton LLC	R. F. Lafferty & Co., Inc.